Exhibit 99.1

Team Financial, Inc.
NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(913) 294-9667
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, May 15, 2006 — Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $928,000, or $.23 basic and diluted income per share, for the three months ended March 31, 2006, a decrease of 6.8%, compared to $996,000 or $.25 basic and $.24 diluted income per share, for the three months ended March 31, 2005.

Net interest income for the three months ended March 31, 2006 increased approximately $718,000, or 14%, from the same period last year, primarily due to the increase in loan balances and a higher net interest margin. Non-interest income decreased $56,000, or 3.1%, primarily due to a decrease in service charge income and a decrease in gain on sales of mortgage loans. Non-interest expense increased $608,000, or 11.2%, primarily due to an increase in salary and benefits expense as a result of hiring several new loan officers in the Colorado Springs and Kansas City markets, and an increase in occupancy and equipment expense.

Loans receivable increased approximately $23,400,000, or 5.6%, to $443,551,000 at March 31, 2006 compared to December 31, 2005.  This increase was primarily a result of an increase in construction and land development loans.

The provision for loan losses was $275,000 for the three months ended March 31, 2006 compared to $145,000 for the three months ended March 31, 2005. The provision for loan losses increased $130,000 due to the increase in loan balances and also because the first quarter of 2005 was unusually low due to a large recovery. The allowance for loan losses as a percentage of loans receivable was 1.26% at March 31, 2006 and 1.29% at December 31, 2005, and non-performing loans were 0.95% of loans receivable at March 31, 2006 and 1.09% of loans receivable at December 31, 2005.

“We continue to focus on loan growth, as is evidenced by our $23 million loan growth during the quarter, and we continue to expand our net interest margin. We have successfully hired several new loan officers in our major markets, which should further contribute to our bottom line in the future,” said Robert J. Weatherbie, Chairman and Chief Executive Officer of Team Financial, Inc.

Team Financial, Inc. is a financial services company with $699,000,000 in total assets. It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, and in the Colorado Springs, Colorado metropolitan area. The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, trust services, and investment and brokerage services. For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 913-294-9667.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release. Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risks relating to loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries
 Unaudited Consolidated Statements of Financial Condition
 (Dollars In Thousands)

	March 31,	December 31,
	2006	2005
Assets
Cash and due from banks	$12,008	$14,592
Federal funds sold and interest bearing bank deposits	5,629	19,768
Cash and cash equivalents	17,637	34,360

Investment securities:
Available for sale, at fair value (amortized cost of $188,824 and $192,388 at March 31, 2006 and December 31, 2005, respectively)	186,266	190,409
Total investment securities	186,266	190,409

Loans receivable, net of unearned fees	443,551	420,181
Allowance for loan losses	(5,605)	(5,424)
Net loans receivable	437,946	414,757

Accrued interest receivable	4,654	4,607
Premises and equipment, net	16,221	16,359
Assets acquired through foreclosure	441	455
Goodwill	10,700	10,700
Intangible assets, net of accumulated amortization	3,077	3,223
Bank owned life insurance policies	19,355	19,173
Other assets	2,590	2,486

Total assets	$698,887	$696,529

Liabilities and Stockholders' Equity
Deposits:
Checking deposits	$182,234	$186,791
Savings deposits	32,179	31,944
Money market deposits	48,728	46,465
Certificates of deposit	242,617	242,678
Total deposits	505,758	507,878
Federal funds purchased and securities sold under agreements to repurchase	9,404	4,036
Federal Home Loan Bank advances	111,120	111,131
Notes payable	178	202
Subordinated debentures	16,005	16,005
Accrued expenses and other liabilities	3,690	3,928

Total liabilities	646,155	643,180

Stockholders' Equity:
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,501,516 and 4,499,470 shares issued; 3,970,884 and 4,034,995 shares outstanding at March 31, 2006 and December 31, 2005, respectively	27,901	27,880
Capital surplus	474	417
Retained earnings	31,552	30,941
Treasury stock, 530,632 and 464,475 shares of common stock at cost at March 31, 2006, and December 31, 2005, respectively	(5,507)	(4,583)
Accumulated other comprehensive income (loss)	(1,688)	(1,306)

Total stockholders' equity	52,732	53,349

Total liabilities and stockholders' equity	$698,887	$696.529

See accompanying notes to the unaudited consolidated financial statements

Team Financial, Inc. And Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars In Thousands, Except Per Share Data)

	Three Months Ended March 31
	2006	2005
Interest Income:
Interest and fees on loans	$7,947	$6,230
Taxable investment securities	1,886	1,810
Nontaxable investment securities	269	290
Other	137	76

Total interest income	10,239	8,406

Interest Expense:
Deposits
Checking deposits	460	226
Savings deposits	53	52
Money market deposits	239	140
Certificates of deposit	2,173	1,347
Federal funds purchased and securities sold under agreements to repurchase	36	23
FHLB advances payable	1,134	1,164
Notes payable and other borrowings	4	32
Subordinated debentures	388	388

Total interest expense	4,487	3,372

Net interest income before provision for loan losses	5,752	5,034

Provision for loan losses	275	145

Net interest income after provision for loan losses	5,477	4,889

Non-Interest Income:
Service charges	847	904
Trust fees	176	187
Gain on sales of mortgage loans	191	215
Bank owned life insurance income	216	208
Other	349	321

Total non-interest income	1,779	1,835

Non-Interest Expenses:
Salaries and employee benefits	3,075	2,617
Occupancy and equipment	768	672
Data processing	685	689
Professional fees	374	335
Marketing	80	61
Supplies	101	79
Intangible asset amortization	147	156
Other	809	822

Total non-interest expenses	6,039	5,431

Income before income taxes	1,217	1,293

Income tax expense	289	297

Net income	$928	$996

Basic income per share	$0.23	$0.25
Diluted income per share	$0.23	$0.24

Shares applicable to basic income per share	4,025,563	4,036,945
Shares applicable to diluted income per share	4,078,114	4,091,956

See accompanying notes to the unaudited consolidated financial statements

Team Financial, Inc. And Subsidiaries
Unaudited Selected Ratios and Other Data

	As of and For Three Months Ended March 31
Selected Data	2006	2005

Performance Ratios

Return On Average Assets	0.54%	0.61%

Return On Average Equity	7.03%	7.66%

Average Equity To Average Assets	7.67%	8.00%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.80%	3.59%

Efficiency Ratio from Continuing Operations	80.19%	79.07%

Book Value Per Share	$13.28	$12.83

Tangible Book Value Per Share from Continuing Operations	$9.91	$9.40

Asset Quality Ratios

Non-Performing Loans As A Percent Of Total Loans	0.95%	0.94%

Non-Performing Assets As A Percent Of Total Assets	0.67%	0.67%

Allowance For Loan Losses As A Percent Of Total Loans	1.26%	1.29%

Allowance For Loan Losses As A Percent of Non-Performing Loans	132.47%	137.41%